Item 77I(b)i

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2009

Sub-Item 77I(b)i:  Terms of new or amended securities

The Quaker Small-Cap Growth Tactical Allocation Fund commenced operations on September 30, 2008.